Exhibit 99.1

NEWS RELEASE

[LOGO OF DELTAGEN]

Contact:

Richard H. Hawkins

Chief Financial Officer

650.569.5164

rhawkins@deltagen.com

For Immediate Release

Deltagen Announces Resignation of CEO

REDWOOD CITY, Calif., February 13, 2003 – Deltagen, Inc. (Nasdaq: DGEN) today announced the resignation of William Matthews, Ph.D., chief executive officer and member of the board of directors. Deltagen thanks Dr. Matthews for his contributions and wishes him well in his future endeavors. The company announced in November an active search for a new CEO in connection with the discontinuation of the company’s drug discovery business and realigned focus on providing tools and services to the biopharmaceutical industry. The executive management of the company will continue through the Office of the Chairman, headed by Constantine Anagnostopoulos, Ph.D., chairman of the Board of Directors.

About Deltagen

Headquartered in Redwood City, California, Deltagen is a leading provider of drug discovery tools and services to the biopharmaceutical industry. Deltagen offers a suite of programs designed to enhance the efficiency of drug discovery including access to biological models, drug interaction and metabolism technologies and validated small molecule targets. Deltagen’s products and programs have been validated by customers and partners such as Eli Lilly & Co., GlaxoSmithKline, Merck & Co., Millennium Pharmaceuticals and Pfizer.

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This press release contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including the extent to which genomic databases are utilized in pharmaceutical research and development; the ability of Deltagen to provide products and services that meet market needs; the impact of competition and alternative technologies, processes and approaches, and other risks cited in the risk factors sections of Deltagen’s Annual Report on Form 10-K filed with the Securities and Exchange Commission and Deltagen’s other securities filings with the Commission. These forward-looking statements speak only as of the date hereof. Deltagen disclaims any intent or obligation to update these forward-looking statements

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